Exhibit 4.0

(STOCK CERTIFICATE - FRONT SIDE)
NUMBER	SHARES

COMMON STOCK	CUSIP 857030 10 0
(Par Value $.01 Per Share)	See reverse for
certain definitions

A Louisiana Corporation

This certifies that ___________________________________ is the registered holder of _________________ fully paid and non-assessable shares of the Common Stock, par value $.01 per share, of State Investors Bancorp, Inc., Metairie, Louisiana (the "Corporation").

The shares evidenced by this Certificate are transferable in person or by a duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed.  This Certificate and the shares represented hereby are subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation and any and all amendments thereto.  This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. This security is not a deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile seal to be affixed hereto.

Dated:

/s/Janice DiVincenti Corporate Secretary	(SEAL)	/s/Anthony Sciortino President and Chief Executive Officer

(STOCK CERTIFICATE - BACK SIDE)

The Corporation is authorized to issue more than one class of stock, including a class of preferred stock which may be issued in one or more series.  The Corporation will furnish to any stockholder, upon written request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, with respect to the issuance of any preferred stock to be issued in series, the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

The Articles of Incorporation of the Corporation include a provision which generally prohibits any person (including an individual, company or group acting in concert) from directly or indirectly offering to acquire or acquiring the beneficial ownership of more than 10% of any class of equity securities of the Corporation.  In the event that stock is acquired in violation of this 10% limitation, the excess shares will no longer be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action and the Board of Directors of the Corporation may cause such excess shares to be transferred to an independent trustee for sale in the open market or otherwise, with the expenses of such sale to be paid out of the proceeds of the sale.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - ____________ Custodian ___________
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors Act __________
		survivorship and not	(State)
		as tenants in common	UNIF TRF MIN ACT - ______________ Custodian (until age ___)
(Cust)
__________ under Uniform Transfers to Minors Act ___________
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAXPAYER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________________________________ shares of Common Stock represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________  Attorney, to transfer the said shares on the books of the within named Corporation, with full power of substitution.

Dated __________________
             _______________________________
             Signature
             _______________________________
             Signature
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed
By __________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION
WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.